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                                                                     Exhibit 4.1

             CERTIFICATE OF DESIGNATIONS, PREFERENCES, AND RIGHTS
                                      OF
                           SERIES A PREFERRED STOCK,
                         SERIES B PREFERRED STOCK, AND
                           SERIES C PREFERRED STOCK
                                      OF

                               SAFESCIENCE, INC.

          We, Bradley J. Carver and John W. Burns, the President and the Secretary, respectively, of SafeScience, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), in accordance with the provisions of Section 78.1955 of the Nevada Revised Statutes, DO HEREBY CERTIFY:

          That pursuant to the authority conferred upon the Board of Directors of the Corporation (the "Board of Directors") by the Articles of Incorporation of the Corporation and by Section 78.195 of the Nevada Revised Statutes, on June 22, 2001, the Board of Directors adopted the following resolution, creating three series of shares of preferred stock designated as the "Series A Preferred Stock", the "Series B Preferred Stock", and the "Series C Preferred Stock":

     "RESOLVED, that pursuant to the authority vested in the Board of Directors (the "Board of Directors") of SafeScience, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), by the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the Board of Directors does hereby provide for the issuance of (i) a series of preferred stock, par value U.S.$0.01 per share, of the Corporation, to be designated "Series A Preferred Stock", initially consisting of 7,500 shares, (ii) a series of preferred stock, par value U.S.$0.01 per share, of the Corporation, to be designated "Series B Preferred Stock", initially consisting of 10,000 shares, and (iii) a series of preferred stock, par value U.S.$0.01 per share, of the Corporation, to be designated "Series C Preferred Stock", initially consisting of 1,117 shares, and to the extent that the designations, powers, preferences, and relative participating, optional, or other special rights, and the qualifications, limitations, and restrictions of the Series A Preferred Stock, the Series B Preferred Stock, and the Series C Preferred Stock are not stated and expressed in the Certificate of Incorporation, the Board of Directors does hereby fix and herein state and express such designations, powers, preferences, and relative participating, optional, or other special rights, and the qualifications, limitations, and restrictions thereof, as follows (respectively, the "Series A Designation", the "Series B Designation", and the "Series C Designation"):
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                                   Article I

                    Designation of Series A Preferred Stock

          1.  Designation and Rank.
              --------------------

               (a) 7,500 shares of the preferred stock of the Corporation shall be designated and known as the "Series A Preferred Stock". Such number of shares may not be increased or decreased without obtaining the consent of a majority in interest of the holders of the then-outstanding shares of Series A Preferred Stock, except as set forth in Section 15 below; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of such shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

               (b) The Series A Preferred Stock shall rank senior and prior to the Common Stock, par value U.S.$0.01, of the Corporation (the "Common Stock") and, except as otherwise provided herein, all other classes or series of the capital stock of the Corporation (now or hereafter authorized or issued), with respect to the payment of any dividends and to any payment upon liquidation or redemption; provided, that the Series A Preferred Stock shall rank pari passu with the Series B Preferred Stock with respect to the payment of any dividends and to any payment and upon liquidation or redemption.

          2.  Dividend Rights.
              ---------------

               (a) Dividend Preference. From and after the Series A Original Issue Date (as defined in Section 4(e) of this Series A Designation), when and if the Board of Directors of the Corporation declares a dividend or distribution payable with respect to (i) the Common Stock or any other capital stock or security issued by the Corporation which is junior to the Series A Preferred Stock as to such dividends or distributions, such dividend or distribution shall not be paid until the payment to the holders of the Series A Preferred Stock of all dividends or distributions accrued or to be accrued through that date, or (ii) the then-outstanding capital stock of the Corporation that is pari passu to the Series A Preferred Stock as to such dividends or distributions, such dividends or distributions shall not be paid unless an equivalent payment is made to the holders of the Series A Preferred Stock pro rata on the accrued and unpaid dividends or distributions payable to the Series A Preferred Stock as of the date of such payment.

               (b) Discretionary Dividends. From and after the date hereof, when and if the Board of Directors declares a dividend or distribution payable with respect to the then-outstanding shares of Common Stock, the holders of the Series A Preferred Stock shall be entitled to the amount of dividends per share in

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     the same form as such Common Stock dividends that would be payable on the largest number of whole shares of Common Stock into which a holder's aggregate shares of Series A Preferred Stock could then be converted pursuant to Section 4 of this Article I (such number to be determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend).

               (c) Mandatory Dividends. In addition to Section 2(b) above, each share of Series A Preferred Stock, shall be entitled to receive a mandatory dividend equal to 7% of the Series A Liquidation Preference (as defined below), per annum, compounded annually on each succeeding 12 month anniversary of the first issuance. Such dividend shall be cumulative and shall be payable annually on each succeeding 12 month anniversary of the first issuance and shall be payable solely by the issuance of additional shares of Series A Preferred Stock at a price per share equal to U.S.$2,430.00 (the "Series A Original Issue Price") and not in cash; provided, that such dividend shall not be declared or paid to any holder without the prior, written consent of such holder. Fractional shares of the Series A Preferred Stock shall be issuable for all purposes hereunder.

          3.  Liquidation Rights.
              ------------------

               (a) Liquidation Events. The occurrence of any of the following events shall be deemed a "Liquidation": (i) any liquidation, dissolution, or winding-up of the affairs of the Corporation; (ii) any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization, own less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after such consolidation, merger or reorganization (a "Merger Event"); (iii) any transaction or series of related transactions in which securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding voting securities are acquired by a person, entity or group of related persons or entities, excluding any consolidation or merger effected exclusively to change the domicile of the Corporation; or (iv) any sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Corporation.

               (b)  Liquidation Preference.

               (i) In the event of any Liquidation, whether voluntary or involuntary, before any payment of cash or distribution of other property shall be made to the holders of Common Stock, or any other class or series of stock subordinate in liquidation preference to the Series A Preferred Stock, the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, on behalf of each share of Series A Preferred Stock held by such holder, the Series A Original Issue Price (as appropriately adjusted for any combinations, divisions, or similar

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     recapitalizations affecting the capital stock after issuance) and all accrued and unpaid dividends thereon (collectively, the "Series A Liquidation Preference").

               (ii) If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders are insufficient to pay the holders of the Series A Preferred Stock the Series A Liquidation Preference in full, the holders of the Series A Preferred Stock shall share pro rata in any distribution of assets in proportion to the respective amounts which would be payable to the holders of the Series A Preferred Stock and any other class or series of capital stock of the Corporation ranking pari passu with the Series A Preferred Stock in respect of the shares held by them.

               (iii) After the distributions described in clause (b)(i) above have been paid, subject to the rights of any other class or series of capital stock of the Corporation that may from time to time come into existence, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock, the holders of the Series A Preferred Stock, and the holders of any other class or series of capital stock of the Corporation entitled to share in such distribution pro rata based on the number of shares of Common Stock held by each, assuming conversion of any other class or series of capital stock of the Corporation convertible into shares of Common Stock.

               (c) Non-Cash Distributions. If any distribution to be made pursuant to this Section 3 is to be paid other than in cash, the value of such distribution will be deemed its fair market value as determined in good faith by the Board of Directors. Any securities shall be valued as follows:

               (i) Securities not subject to investment letter or other similar restrictions on free marketability covered by clause (ii) below:

               (A) if traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the thirty (30) trading day period ending three (3) trading days prior to the occurrence of the Liquidation;

               (B) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) trading day period ending three (3) trading days prior to the occurrence of the Liquidation; and

               (C) if there is no active public market, the value shall be the fair market value thereof, as determined by the Board of Directors, subject to the approval of holders of at least a majority of the then-outstanding shares of Series A Preferred Stock, as of the occurrence of the Liquidation.

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               (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to effectuate an appropriate discount from the market value, as determined by clauses (i)(A), (B) or (C) of this Section 3(c), so as to reflect the approximate fair market value thereof, as determined by the Board of Directors, subject to the approval of holders of at least a majority of the then-outstanding shares of such Series A Preferred Stock, as of the occurrence of the Liquidation.

               (d) Dispute as to Value of Non-Cash Distributions. If holders of at least a majority of the then-outstanding shares of Series A Preferred Stock do not approve the determination, pursuant to clauses (c)(i)(C) or
     (c)(ii) of this Section 3, of the Board of Directors as to valuation, the Corporation and the holders of at least a majority of the then-outstanding shares of Series A Preferred Stock shall mutually agree upon and appoint, as an appraiser, a nationally-recognized investment banking firm, which shall be commissioned to investigate the value of the property to be distributed and shall submit a notice of an appraisal of that value to the Corporation and each holder of Series A Preferred Stock within 30 days of such commission. The appraiser shall be instructed to determine such value without regard to income tax consequences to the recipient as a result of receiving consideration other than cash. The value determined by the appraiser shall be conclusive. If the appraised value varies by less than 7.5% from the value determined by the Board of Directors, the aggregate amount to be distributed shall be reduced by the expense of the appraisal process and if the appraised value varies by 7.5% or more from the value determined by the Corporation's Board of Directors, the expense of the appraisal process shall be borne by the Corporation.

          4.  Conversion Rights.  The holders of the Series A Preferred Stock
              -----------------
     shall have conversion rights as follows (the "Series A Conversion Right"):

               (a) Series A Conversion Price. The "Series A Conversion Price" shall, initially, be U.S.$2.43 per share and shall be subject to adjustment as set forth below in Section 4(e).

               (b) Optional Conversion. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof (subject to regulatory approvals), at any time after the second anniversary of the Series A Original Issue Date (as defined below) that is at least two years after the issuance thereof, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (x) the Series A Liquidation Preference of such share of Series A Preferred Stock (including any accrued but unpaid dividends thereon) by (y) the Series A Conversion Price (as defined above).

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               (c) Required Conversion.  Notwithstanding the above, in the event that there shall occur any Merger Event, at the option of the Corporation or the holders of at least a majority of the then-outstanding shares of Series A Preferred Stock and subject to applicable regulatory approvals, the outstanding shares of the Series A Preferred Stock shall, immediately prior to the consummation thereof, be converted into the same number of shares of Common Stock into which such shares are convertible pursuant to
     Section 4(b) (a "Series A Required Conversion"); provided, that in the event of a Series A Required Conversion, the Common Stock delivered upon such conversion shall have the benefit of the Exchange Right (as defined in Section 5 below).

               (d) Mechanics of Conversion. In order to exercise the Series A Conversion Right pursuant to Section 4(b), a holder of Series A Preferred Stock shall provide written notice to the Corporation, setting forth (i) such holder's intent to exercise the Series A Conversion Right, and (ii) the proposed date for such exercise (the "Series A Conversion Date"), which shall be between 10 and 30 days after the date of such notice. If a Merger Event occurs and, pursuant to Section 4(c), a Series A Required Conversion is elected by the Corporation or holders of at least a majority of the then-outstanding shares of Series A Preferred Stock, the Corporation shall notify in writing all holders of Series A Preferred Stock of such Series A Required Conversion and the date of such Merger Event shall be referred to as the "Series A Required Conversion Date". On the Series A Conversion Date or the Series A Required Conversion Date, as the case may be, (i) the holder (and in the case of a Series A Required Conversion, each holder) shall tender such holder's shares of Series A Preferred Stock to the Corporation for cancellation, free and clear of encumbrances of any type or nature, and (ii) the Corporation shall cause to be delivered to such holder, a number of shares of Common Stock as calculated pursuant to
     Section 4(b) above, free and clear of encumbrances of any type or nature. Each holder and the Corporation shall take all other necessary or appropriate actions in connection with or to effect such closing.

               (e)  Certain Adjustments.

                    (i) Sale of Shares Below Fair Market Value.

               (A) Sale of Additional Shares. If at any time or from time to time after the date that the first share of Series A Preferred Stock is issued (the "Series A Original Issue Date"), the Corporation issues or sells, or is deemed by the express provisions of this subsection 4(e)(i) to have issued or sold, Additional Shares of Common Stock (as defined in clause (D) below), other than as a dividend or other distribution on any class of stock as provided in Section 4(e)(ii) below, and other than a subdivision or combination of shares of Common Stock as provided in Section 4(e)(iii) below, for an Effective Price (as defined in clause (D) below) that is less than the lower of (x) the Series A Conversion Price then in effect and (y) the Fair Market Value of a share of Common Stock (as

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     defined in Section 6(a) below) (the "Series A ADP Price"), then and in each such case, the then-existing Series A Conversion Price shall be reduced, as of the opening of business on the date of such issuance or sale, to a price determined by multiplying the Series A Conversion Price by a fraction (x) the numerator of which shall be (I) the number of shares of Common Stock deemed outstanding immediately prior to such issuance or sale, plus (II) the number of shares of Common Stock which the aggregate consideration received (as defined in clause (B) below) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the then-applicable Series A ADP Price, and (y) the denominator of which shall be the number of shares of Common Stock deemed outstanding immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (I) the number of shares of Common Stock actually outstanding and (II) the number of shares of Common Stock into which all then-outstanding shares of capital stock of the Corporation convertible into shares of Common Stock could be converted if fully converted on the day immediately preceding the given date. No adjustment shall be made to the Series A Conversion Price in an amount less than U.S.$0.01 per share. Any adjustment otherwise required by this Section 4(e)(i) that is not required to be made due to the preceding sentence shall be included in any subsequent adjustment to the Series A Conversion Price.

               (B) Consideration Received for Additional Shares. For the purpose of making any adjustment required under this Section 4(e)(i), the consideration received by the Corporation for any issue or sale of securities shall (x) to the extent it consists of cash, be computed at the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale but without deduction of any expenses payable by the Corporation, and (y) to the extent it consists of property other than cash, be computed at the fair value of that property as determined, in good faith, by the Board of Directors. If Additional Shares of Common Stock, Convertible Securities (as defined in clause (C) below) or rights, warrants or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, the consideration received by the Corporation for such issuance or sale of Additional Shares of Common Stock, Convertible Securities or rights, warrants or options to purchase either Additional Shares of Common Stock or Convertible Securities shall be computed as the portion of the consideration so received that may be reasonably determined, in good faith, by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights, warrants or options and shall be reasonably agreed to by holders of at least a

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     majority of the Series A Preferred Stock; provided, that in the event the
     Corporation and the holders of at least a majority of the Series A Preferred Stock do not agree on the value of such consideration, the parties shall jointly appoint an independent third party to determine such value pursuant to the procedure set forth in Section 3(d) of this Series A Designation.

               (C) Securities Convertible, Exchangeable and Exercisable for Common Stock. For the purpose of the adjustment required under this
     Section 4(e)(i), if the Corporation issues or sells (i) stock or other securities convertible or exchangeable into Additional Shares of Common Stock (such convertible or exchangeable stock or securities being herein referred to as "Convertible Securities"), or (ii) rights, warrants or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than the then-applicable Series A ADP Price, in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights, warrants or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise, exchange, or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights, warrants or options or Convertible Securities, (A) plus, in the case of such rights, warrants or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights, warrants or options (without respect to any "cashless" exercise provision), (B) plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof; provided, that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of anti-dilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further, that if the minimum amount of consideration payable to the Corporation upon the exercise, exchange or conversion of rights, warrants, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events (other than by reason of anti-dilution adjustments), the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amount of consideration payable to the Corporation upon the exercise, exchange or conversion of such rights, warrants, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise, exchange or conversion of such rights, warrants, options or Convertible Securities. No further adjustment of the Series A Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights, warrants, options or the conversion or exchange of any

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     such Convertible Securities. If any such rights, warrants or options or the conversion or exchange privilege represented by any such Convertible Securities shall expire without having been exercised, the Series A Conversion Price as adjusted upon the issuance of such rights, warrants, options or Convertible Securities shall be readjusted to the Series A Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights, warrants or options or rights of conversion or exchange of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights, warrants or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange of such Convertible Securities; provided, that such readjustment shall not apply to prior conversions of Series A Preferred Stock.

               (D) Certain Definitions. "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 4(e)(i) or, as applicable, Section 4(e)(i) of the Series B Designation, other than (i) shares of Common Stock issued upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, or the Series C Preferred Stock, (ii) shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) after the Series A Original Issue Date or, as applicable, the Series B Original Issue Date (as defined in Article II) to employees, officers or directors of, or consultants or advisors to the Corporation pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors (which approval must include a member of the Board of Directors nominated by any holder of a majority of the Series A Preferred Stock or, as applicable, the Series B Preferred Stock to the extent such stock purchase or stock option plan or other arrangement is approved by the Board of Directors after the Series A Original Issue Date or, as applicable, the Series B Original Issue Date), and (iii) shares of Common Stock issued upon exercise of warrants or options (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) issued by the Corporation prior to the Series A Original Issue Date or, as applicable, the Series B Original Issue Date. References to Common Stock in the subsections of this clause (D) above shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 4(e)(i) of this Series A Designation or, as applicable, Section 4(e)(i) of the Series B Designation.

                                       9
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     The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this Section 4(e)(i) of this Series A Designation or, as applicable, Section 4(e)(i) of the Series B Designation, into the aggregate consideration received, or deemed to have been received by the Corporation for such issue under this Section 4(e)(i) of this Series A Designation or, as applicable, Section 4(e)(i) of the Series B Designation, for such Additional Shares of Common Stock.

               (ii) Adjustment for Common Stock Dividends and Distributions.
     If, at any time after the Series A Original Issue Date, the Corporation makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series A Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction (x) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (y) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this Section 4(e)(ii) to reflect the actual payment of such dividend or distribution.

               (iii) Adjustments for Stock Splits, Stock Subdivisions and Combinations. If, at any time after the Series A Original Issue Date, the Corporation subdivides or combines the Common Stock, (A) in the case of a subdivision (including a stock split), the Series A Conversion Price in effect immediately prior to such event shall be proportionately decreased and the number of shares of Common Stock purchasable thereunder shall be proportionately increased, and (B) in the case of a combination (including a reverse stock split), the Series A Conversion Price in effect immediately prior to such event shall be proportionately increased and the number of shares of Common Stock purchasable thereunder shall be proportionately decreased. Any adjustment under this Section 4(e)(iii) shall become effective at the close of business on the date the subdivision or combination becomes effective.

               (iv) Adjustments for Reclassification, Reorganization and Consolidation. In case of (A) any reclassification, reorganization, change,

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     exchange or conversion of securities of the class issuable upon conversion of the Series A Preferred Stock (other than a change in par value, or from par value to no par value) into other shares or securities of the Corporation, or (B) any merger or consolidation of the Corporation with or into another entity (other than a merger or consolidation with another entity in which the Corporation is the acquiring and the surviving entity and that does not result in any reclassification or change of outstanding securities issuable upon conversion of the Series A Preferred Stock), or
     (C) any sale of all or substantially all the assets of the Corporation, each holder of shares of Series A Preferred Stock shall have the right to receive, in lieu of the shares of Common Stock otherwise issuable upon the conversion of its shares of Series A Preferred Stock and accumulated and unpaid dividends then-outstanding thereunder, the kind and amount of shares of stock and other securities, money and property receivable upon such reclassification, reorganization, change, merger, consolidation or conversion by a holder of the maximum number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such reclassification, reorganization, change, merger, consolidation or conversion, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. The provisions of this clause (iv) shall similarly attach to successive reclassifications, reorganizations, changes, and conversions.

          5.  Exchange Right.
              --------------

               (a) The original purchaser (or any of its affiliates) of the Series A Preferred Stock shall have the right, exercisable at its (or their individual) option at any time following the Series A Original Issue Date, to exchange (the "Exchange Right") all of the shares of Series A Preferred Stock for all the non-voting convertible preferred shares ("Newco Preferred Shares") (as adjusted for any combinations or divisions or similar recapitalizations) of SafeScience Newco, Ltd., a Bermuda exempted limited liability company ("Newco"), held by the Corporation and which shall be convertible into 50% of Newco's common shares on a fully diluted basis (or, if the Newco Preferred Shares shall have been converted by the Corporation pursuant to the terms thereof prior to the exercise of the Exchange Right, the Series A Preferred Stock shall be exchangeable for the common shares of Newco issued upon such conversion).

               (b) Upon exercise of the Exchange Right, all shares of Series A Preferred Stock originally purchased from the Corporation, including shares of Series A Preferred Stock paid as dividends with respect thereto, shall be canceled and shall no longer be entitled to any rights in the Corporation.

               (c) Upon exercise of the Exchange Right, any and all accrued and unpaid dividends upon shares of Series A Preferred Stock shall not be declared payable and shall not be due.

               (d) Other than in the case of a Series A Required Conversion, if any shares of the Series A Preferred Stock are converted pursuant to
     Section 5(a) of this Article I, into shares of Common Stock, the Exchange Right with respect to the shares of Series A Preferred Stock originally purchased from the Corporation shall be canceled and shall no longer be entitled to any Exchange Right. In the case of a Series A Required Conversion, the Exchange Right shall remain valid and enforceable.

               (e) In order to exercise the Exchange Right, the holders of the Series A Preferred Stock shall provide written notice thereof to the Corporation, setting forth (i) the fact that such holders intend to exercise the Exchange Right, and (ii) the proposed date for such exercise (the "Exercise Date"), which shall be between 10 and 30 days after the date of such notice. On the Exercise Date, (i) the exercising holders shall tender all shares of Series A Preferred Stock to the Corporation for cancellation, free and clear of encumbrances of any type or nature, and
     (ii) the Corporation shall cause to be delivered to Elan International Services, Ltd., a Bermuda exempted limited liability company, acting on behalf of such holders, such shares of Newco, free and clear of encumbrances of any type or nature. The holders of the Series A Preferred Stock and the Corporation shall take all other necessary or appropriate actions in connection with or to effect such closing.

          6.  Redemption.
              ----------

               (a) To the extent the Corporation shall have funds legally available for such payment, on July ___, 2007, if any shares of the Series A Preferred Stock shall be outstanding, the Corporation shall redeem all outstanding shares of the Series A Preferred Stock, at a redemption price per share equal to the aggregate Series A Liquidation Preference, either
     (i) in cash, or (ii) by the issuance of shares of Common Stock with an aggregate Fair Market Value (as defined below) equal to such redemption price, in each case, together with any accrued and unpaid dividends thereon to the date fixed for redemption. For the purposes of this Section 6 and
     Section 4(e)(i), the "Fair Market Value" of one share of Common Stock shall be determined by the Board of Directors in good faith and certified in a board resolution (taking into account the most recently or concurrently completed arm's length transaction between the Corporation and an unaffiliated third party the closing of which occurs within the six months preceding or on the date of such calculation, if any) and shall be reasonably agreed to by a majority of the holders of the Series A Preferred Stock or, as applicable, the Series B Preferred Stock; provided, that in the event the Corporation and a majority of holders of the Series A Preferred Stock or, as applicable, the Series B Preferred Stock do not agree on the Fair Market Value, the parties shall jointly appoint an independent third party appraiser to determine the Fair Market Value pursuant to the procedure set for in Section 3(d) hereof; provided further, that in the event the Common Stock is traded on a securities exchange, the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value shall be deemed to be the average of the closing sale prices for the Common Stock over the 30-day trading period (or such shorter period for which closing sale prices are available if the Common Stock commenced trading during such period) ending three (3) trading days prior to, in the case of this Section 6, the date of notice of exercise of redemption pursuant to this Section 6 and, in the case of Section 4(e)(i) or, as applicable, Section 4(e)(i) of the Series B Designation, the date of the sale of Additional Shares that results in an adjustment to the Series A Conversion Price pursuant to
     Section 4(e)(i) or, as applicable, the Series B Conversion Price (as defined in Article II) pursuant to Section 4(e)(i) of the Series B Designation.

               (b) In the event the Corporation redeems shares of Series A Preferred Stock pursuant to Section 6(a), notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 10 days nor more than 20 days prior to the redemption date, to each holder of record of the shares of Series A Preferred Stock to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided, that neither the failure to give such notice, nor any defect therein, shall affect the validity of the giving of notice for the redemption of any share of Series A Preferred Stock to be redeemed, except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed; (iii) the redemption price and the Fair Market Value of the Common Stock, if applicable; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

               (c) In the case of any redemption pursuant to Section 6(a), as to which notice was properly mailed as provided in Section 6(b), from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on the shares of Series A Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price per share) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such share shall be redeemed by the Corporation at the redemption price aforesaid.

          7.  Other Distributions.  In the event the Corporation provides the
              -------------------
     holders of its Common Stock with consideration that is not otherwise addressed in Section 4 of this Series A Designation (including, without limitation, declaring a distribution payable in securities of other persons, providing evidences of indebtedness issued by the Corporation or other persons, assets, cash (excluding cash dividends declared out of retained earnings)), then, in each such case, the holders of the Series A Preferred Stock shall be entitled to a pro rata share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock would be convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

          8.  Recapitalizations.  If at any time there occurs a recapitalization
              -----------------
     of the Common Stock (other than a subdivision, combination, or merger or sale of assets provided for in Section 4 of this Series A Designation), the holders of the Series A Preferred Stock shall be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of capital stock or other securities or property of the Corporation or otherwise, to which a holder of the Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of Section 4 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of Section 4 (including adjustment of the Series A Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

          9.  No Impairment.
              -------------

               (a) The Corporation shall not, by amendment of the Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Incorporation relating to the Series A Preferred Stock and in the taking of all such action as may be necessary or appropriate in order to protect the Series A Conversion Right, Exchange Right, and redemption rights of the holders of the Series A Preferred Stock against impairment.

               (b) If the Corporation is unable or shall fail to discharge its obligations under Section 5 or Section 6(a) of this Series A Designation (each, an "Obligation"), such Obligation shall be discharged as soon as the Corporation is able to discharge such Obligation. If and so long as any Obligation with respect to the Series A Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase or otherwise acquire any classes or series of preferred stock with a liquidation preference, dividend or other rights senior or pari passu to the Series A Preferred Stock ("Senior and/or Parity Stock") or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Senior and/or Parity Stock (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Series A Preferred Stock) or (ii) declare or make any distribution to any class or series of preferred stock with a liquidation preference, dividend or other rights junior to the Series A Preferred Stock or any other security which ranks junior to the Series A Preferred Stock (collectively, "Junior Securities") or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund, or other similar obligation in respect of any Junior Security.

          10.  No Fractional Shares and Certificate as to Adjustments.
               ------------------------------------------------------

               (a) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Such rounding shall be determined on the basis of the aggregate number of shares of Series A Preferred Stock each holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable to each such holder upon such conversion.

               (b) Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to Section 4 of this Series A Designation, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Series A Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

          11.  Reservation of Stock Issuable Upon Conversion.  The Corporation
               ---------------------------------------------
     shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purposes of effecting the conversion of the shares of the Series A Preferred Stock or paying any dividends contemplated by the second provision of Section 2(c) of this Series A Designation, such number of its shares of Common Stock that shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock not otherwise reserved for issuance shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall take such corporate action that may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Articles of Incorporation.

          12.  Notices.
               -------

               (a) Any notice required by the provisions hereof to be given to the holders of shares of Series A Preferred Stock shall be given in writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given, or on the date of transmittal of services by facsimile transmission to the party to whom notice is to be given, and addressed to each holder of record at his address appearing on the books of the Corporation.

                (b)  In case at any time:

                     (i) the Corporation shall declare any dividend upon any of its Junior Securities payable in cash or stock or make any other distribution to the holders of any of its Junior Securities;

                     (ii) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                     (iii) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with, or a sale of all or substantially all its assets to, another entity; or

                     (iv) there shall be a voluntary or involuntary Liquidation of the Corporation;

     then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, return receipt requested, addressed to each holder of any shares of Series A Preferred Stock at the address of such holder as shown on the books of the Corporation, (A) at least 15 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 15 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Junior Securities (or in the case of subscription rights, Common Stock) shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

          13.  Voting Rights.  Subject to Section 14 of this Series A
               -------------
     Designation, holders of Series A Preferred Stock shall not be entitled to vote, including with respect to the election of directors of the Corporation.

          14.  Protective Provisions.  Subject to the rights of any series of
               ---------------------
     preferred stock that may from time to time come into existence, so long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then-outstanding shares of Series A Preferred Stock, voting separately as a series:

               (a) amend its Certificate of Incorporation so as to affect adversely the shares of Series A Preferred Stock or any holder thereof (including by creating any additional classes or series of Senior and/or Parity Stock);

               (b) change the rights of the holders of the Series A Preferred Stock in any other respect;

               (c) authorize, create, designate or issue of any additional equity securities of the Corporation having any rights that are senior or pari passu to the Series A Preferred Stock with respect to liquidation preference or rights to dividends or distributions; or

               (d) issue authorized but unissued shares of Series A Preferred Stock after the Series A Original Issue Date, other than as required by the terms of this Series A Designation.

          15.  Status of Converted Stock.  In the event any shares of Series A
               -------------------------
     Preferred Stock shall be converted pursuant to Section 4 of this Series A Designation, or exchanged pursuant to Section 5 of this Series A Designation, the shares so converted or exchanged shall be canceled and shall not be reissuable by the Corporation. The Certificate of Incorporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

                                  Article II

                    Designation of Series B Preferred Stock

          1.  Designation and Rank.
              --------------------

               (a) 10,000 shares of the preferred stock of the Corporation shall be designated and known as the "Series B Preferred Stock". Such number of shares may not be increased or decreased without obtaining the consent of a majority in interest of the holders of the then-outstanding shares of Series B Preferred Stock, except as provided in Section 13 below; provided, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of such shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

               (b) The Series B Preferred Stock shall rank senior and prior to the Common Stock and, except as otherwise provided herein, all other classes or series of the capital stock of the Corporation (now or hereafter authorized or issued), with respect to the payment of any dividends and to any payment and upon liquidation; provided, that the Series B Preferred Stock shall rank pari passu with the Series A Preferred Stock with respect to the payment of any dividends and to any payment and upon liquidation.

          2.  Dividend Rights.
              ---------------

               (a) Dividend Preference. From and after the Series B Original Issue Date (as defined in Section 4(e) of this Series B Designation), when and if the Board of Directors of the Corporation declares a dividend or distribution payable with respect to (i) the Common Stock or any other capital stock or security issued by the Corporation which is junior to the Series B Preferred Stock as to such dividends or distributions, such dividend or distribution shall not be paid until the payment to the holders of the Series B Preferred Stock of all dividends or distributions accrued or to be accrued through that date, or (ii) the then-outstanding capital stock of the Corporation that is pari passu to the Series B Preferred Stock as to such dividends or distributions, such dividends or distributions shall not be paid unless an equivalent payment is made to the holders of the Series B Preferred Stock pro rata on the accrued and unpaid dividends or distributions payable to the Series B Preferred Stock as of the date of such payment.

               (b) Discretionary Dividends. From and after the date hereof, when and if the Board of Directors declares a dividend or distribution payable with respect to the then-outstanding shares of Common Stock, the holders of the Series B Preferred Stock shall be entitled to the amount of dividends per share in the same form as such Common Stock dividends that would be payable on the largest number of whole shares of Common Stock into which a holder's aggregate shares of Series B Preferred Stock could then be converted pursuant to Section 4 of this Article II (such number to be determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend).

               (c) Mandatory Dividends. In addition to Section 2(b) above, each share of Series B Preferred Stock, shall be entitled to receive a mandatory dividend equal to 7% of the Series B Liquidation Preference (as defined below), per annum, compounded annually on each succeeding 12 month anniversary of the first issuance. Such dividend shall be cumulative and shall be payable annually on each succeeding 12 month anniversary of the first issuance and shall be payable solely by the issuance of additional shares of Series B Preferred Stock at a price per share equal to U.S.$1,700.00 (the "Series B Original Issue Price") and not in cash; provided, that such dividend shall not be declared or paid to any holder without the prior, written consent of such holder. Fractional shares of the Series B Preferred Stock shall be issuable for all purposes hereunder.

          3.  Liquidation Rights.
              ------------------

               (a)  Liquidation Preference.
                    ----------------------

               (i) In the event of any Liquidation (as defined in Article I), whether voluntary or involuntary, before any payment of cash or distribution of other property shall be made to the holders of Common Stock, or any other class or series of stock subordinate in liquidation preference to the Series B Preferred Stock, the holders of the Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, on behalf of each share of Series B Preferred Stock held by such holder, the Series B Original Issue Price (as appropriately adjusted for any combinations, divisions, or similar recapitalizations affecting the capital stock after issuance) and all accrued and unpaid dividends thereon (collectively, the "Series B Liquidation Preference").

               (ii) If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders are insufficient to pay the holders of the Series B Preferred Stock the Series B Liquidation Preference in full, the holders of the Series B Preferred Stock shall share pro rata in any distribution of assets in proportion to the respective amounts which would be payable to the holders of the Series B Preferred Stock and any other class or series of capital stock of the Corporation ranking pari passu with the Series B Preferred Stock in respect of the shares held by them.

               (iii) After the distributions described in clause (a)(i) above have been paid, subject to the rights of any other class or series of capital stock of the Corporation that may from time to time come into existence, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock, the holders of the Series B Preferred Stock and the holders of any other class or series of capital stock of the Corporation entitled to share in such distribution, pro rata based on the number of shares of Common Stock held by each, assuming conversion of any other class or series of capital stock of the Corporation convertible into shares of Common Stock.

               (c) Non-Cash Distributions. If any distribution to be made pursuant to this Section 3 is to be paid other than in cash, the value of such distribution will be deemed its fair market value as determined in good faith by the Board of Directors. Any securities shall be valued as follows:

                   (i) Securities not subject to investment letter or other similar restrictions on free marketability covered by clause (ii) below:

                       (A) if traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the thirty
     (30) trading day period ending three (3) days prior to the occurrence of the Liquidation;

                       (B) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) trading day period ending three (3) trading days prior to the occurrence of the Liquidation; and

                       (C) if there is no active public market, the value shall be the fair market value thereof, as determined by the Board of Directors, subject to the approval of holders of at least a majority of the then-outstanding shares of Series B Preferred Stock, as of the occurrence of the Liquidation.

                   (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to effectuate an appropriate discount from the market value, as determined by clauses (i)(A), (B) or (C) of this Section 3(b), so as to reflect the approximate fair market value thereof, as determined by the Board of Directors, subject to the approval of holders of at least a majority of the then-outstanding shares of such Series B Preferred Stock, as of the occurrence of the Liquidation.

               (d) Dispute as to Value of Non-Cash Distributions. If holders of at least a majority of the then-outstanding shares of Series B Preferred Stock do not approve the determination, pursuant to clauses (b)(i)(C) or
     (b)(ii) of this Section 3, of the Board of Directors as to valuation, the Corporation and the holders of at least a majority of the then-outstanding shares of Series B Preferred Stock shall mutually agree upon and appoint, as an appraiser, a nationally-recognized investment banking firm, which shall be commissioned to investigate the value of the property to be distributed and shall submit a notice of an appraisal of that value to the Corporation and each holder of Series B Preferred Stock within 30 days of such commission. The appraiser shall be instructed to determine such value without regard to income tax consequences to the recipient as a result of receiving consideration other than cash. The value determined by the appraiser shall be conclusive. If the appraised value varies by less than 7.5% from the value determined by the Board of Directors, the aggregate amount to be distributed shall be reduced by the expense of the appraisal process and if the appraised value varies by 7.5% or more from the value determined by the Corporation's Board of Directors, the expense of the appraisal process shall be borne by the Corporation.

          4.  Conversion Rights.  The holders of the Series B Preferred Stock
              -----------------
     shall have conversion rights as follows (the "Series B Conversion Right"):

               (a) Series B Conversion Price. The "Series B Conversion Price" shall, initially, be U.S.$1.70 per share and shall be subject to adjustment as set forth below in Section 4(e).

               (b)  Optional Conversion.   Each share of Series B Preferred
     Stock shall be convertible, at the option of the holder thereof (subject to regulatory approvals), at any time after the second anniversary of the Series B Original Issue Date, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (x) the Series B Liquidation Preference of such share of Series B Preferred Stock (including any accrued but unpaid dividends thereon) by (y) the Series B Conversion Price (as defined above).

               (c) Required Conversion. Notwithstanding the above, in the event that there shall occur any Merger Event (as defined in Article I), at the option of the Corporation or the holders of at least a majority of the then-outstanding shares of Series B Preferred Stock, and subject to applicable regulatory approvals, the outstanding shares of the Series B Preferred Stock shall, immediately prior to the consummation thereof, be converted into the same number of shares of Common Stock into which such shares are convertible pursuant to Section 4(b) (a "Series B Required Conversion").

               (d) Mechanics of Conversion. In order to exercise the Series B Conversion Right pursuant to Section 4(b), a holder of Series B Preferred Stock shall provide written notice to the Corporation, setting forth (i) such holder's intent to exercise the Series B Conversion Right, and (ii) the proposed date for such exercise (the "Series B Conversion Date"), which shall be between 10 and 30 days after the date of such notice. If a Merger Event occurs and, pursuant to Section 4(c), a Series B Required Conversion is elected by the Corporation or holders of at least a majority of the then-outstanding shares of Series B Preferred Stock, the Corporation shall notify in writing all holders of Series B Preferred Stock of such Series B Required Conversion and the date of such Merger Event shall be referred to as the "Series B Required Conversion Date". On the Series B Conversion Date or the Series B Required Conversion Date, as the case may be, (i) the holder (and in the case of a Series B Required Conversion, each holder) shall tender such holder's shares of Series B Preferred Stock to the Corporation for cancellation, free and clear of encumbrances of any type or nature, and (ii) the Corporation shall cause to be delivered to such holder, a number of shares of Common Stock as calculated pursuant to Section 4(b) above, free and clear of encumbrances of any type or nature. Each holder and the Corporation shall take all other necessary or appropriate actions in connection with or to effect such closing.

               (e)  Certain Adjustments.

                    (i) Sale of Shares Below Fair Market Value.

                        (A) Sale of Additional Shares. If at any time or from time to time after the date that the first share of Series B Preferred Stock is issued (the "Series B Original Issue Date"), the Corporation issues or sells, or is deemed by the express provisions of this subsection 4(e)(i) to have issued or sold, Additional Shares of Common Stock (as defined in Article I), other than as a dividend or other distribution on any class of stock as provided in Section 4(e)(ii) below, and other than a subdivision or combination of shares of Common Stock as provided in Section 4(e)(iii) below), for an Effective Price (as defined in Article I) that is less than the lower of (x) the Series B Conversion Price then in effect and
     (y) the Fair Market Value of a share of Common Stock (as defined in Section 6(a) below) (the "Series B ADP Price"), then and in each such case, the then-existing Series B Conversion Price shall be reduced, as of the opening of business on the date of such issuance or sale, to a price determined by multiplying the Series B Conversion Price by a fraction (x) the numerator of which shall be (I) the number of shares of Common Stock deemed outstanding immediately prior to such issuance or sale, plus (II) the number of shares of Common Stock which the aggregate consideration received (as defined in clause (B) below) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the then-applicable Series B ADP Price, and (y) the denominator of which shall be the number of shares of Common Stock deemed outstanding immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (I) the number of shares of Common Stock actually outstanding and (II) the number of shares of Common Stock into which all then-outstanding shares of capital stock of the Corporation convertible into shares of Common Stock could be converted if fully converted on the day immediately preceding the given date. No adjustment shall be made to the Series B Conversion Price in an amount less than U.S.$0.01 per share. Any adjustment otherwise required by this Section 4(e)(i) that is not required to be made due to the preceding sentence shall be included in any subsequent adjustment to the Series B Conversion Price.

               (B) Consideration Received for Additional Shares. For the purpose of making any adjustment required under this Section 4(e)(i), the consideration received by the Corporation for any issue or sale of securities shall (x) to the extent it consists of cash, be computed at the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale but without deduction of any expenses payable by the Corporation, and (y) to the extent it consists of property other than cash, be computed at the fair value of that property as determined, in good faith, by the Board of Directors. If Additional Shares of Common Stock, Convertible Securities (as defined in Article I) or rights, warrants or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, the consideration received by the Corporation for such issue or sale of Additional Securities of Common Stock, Convertible Securities or rights, warrants or options to purchase either Additional Shares of Common Stock or Convertible Securities shall be computed as the portion of the consideration so received that may be reasonably determined, in good faith, by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights, warrants or options and shall be reasonably agreed to by holders of at least a majority of the Series B Preferred Stock; provided, that in the event the Corporation and the holders of at least a majority of the Series B Preferred Stock do not agree on the value of such consideration, the parties shall jointly appoint an independent third party to determine such value pursuant to the procedure set forth in Section 3(d) of this Series B Designation.

               (C) Securities Convertible, Exchangeable and Exercisable for Common Stock. For the purpose of the adjustment required under this
     Section 4(e)(i), if the Corporation issues or sells (i) Convertible Securities, or (ii) rights, warrants or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than the then-applicable Series B ADP Price, in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights, warrants or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise, exchange, or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights, warrants or options or Convertible Securities, (A) plus, in the case of such rights, warrants or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights, warrants or options (without respect to any "cashless" exercise provision), (B) plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the

     Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof; provided, that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of anti-dilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further, that if the minimum amount of consideration payable to the Corporation upon the exercise, exchange or conversion of rights, warrants, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events (other than by reason of anti-dilution adjustments), the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amount of consideration payable to the Corporation upon the exercise, exchange or conversion of such rights, warrants, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise, exchange or conversion of such rights, warrants, options or Convertible Securities. No further adjustment of the Series B Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights, warrants, options or the conversion or exchange of any such Convertible Securities. If any such rights, warrants or options or the conversion or exchange privilege represented by any such Convertible Securities shall expire without having been exercised, the Series B Conversion Price as adjusted upon the issuance of such rights, warrants, options or Convertible Securities shall be readjusted to the Series B Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights, warrants or options or rights of conversion or exchange of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights, warrants or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange of such Convertible Securities; provided, that such readjustment shall not apply to prior conversions of Series B Preferred Stock.

               (ii) Adjustment for Common Stock Dividends and Distributions. If, at any time after the Series B Original Issue Date, the Corporation makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series B Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series B Conversion Price then in effect by a fraction (x) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (y) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series B Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series B Conversion Price shall be adjusted pursuant to this Section 4(e)(ii) to reflect the actual payment of such dividend or distribution.

               (iii) Adjustments for Stock Splits, Stock Subdivisions and Combinations. If, at any time after the Series B Original Issue Date, the Corporation subdivides or combines the Common Stock, (A) in the case of a subdivision (including a stock split), the Series B Conversion Price in effect immediately prior to such event shall be proportionately decreased and the number of shares of Common Stock purchasable thereunder shall be proportionately increased, and (B) in the case of a combination (including a reverse stock split), the Series B Conversion Price in effect immediately prior to such event shall be proportionately increased and the number of shares of Common Stock purchasable thereunder shall be proportionately decreased. Any adjustment under this Section 4(e)(iii) shall become effective at the close of business on the date the subdivision or combination becomes effective.

               (iv) Adjustments for Reclassification, Reorganization and Consolidation. In case of (A) any reclassification, reorganization, change, exchange or conversion of securities of the class issuable upon conversion of the Series B Preferred Stock (other than a change in par value, or from par value to no par value) into other shares or securities of the Corporation, or (B) any merger or consolidation of the Corporation with or into another entity (other than a merger or consolidation with another entity in which the Corporation is the acquiring and the surviving entity and that does not result in any reclassification or change of outstanding securities issuable upon conversion of the Series B Preferred Stock), or (C) any sale of all or substantially all the assets of the Corporation, each holder of shares of Series B Preferred Stock shall have the right to receive, in lieu of the shares of Common Stock otherwise issuable upon the conversion of its shares of Series B Preferred Stock and accumulated and unpaid dividends then-outstanding thereunder, the kind and amount of shares of stock and other securities, money and property receivable upon such reclassification, reorganization, change, merger, consolidation or conversion by a holder of the maximum number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such reclassification, reorganization, change, merger, consolidation or conversion, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. The provisions of this clause
     (iv) shall similarly attach to successive reclassifications, reorganizations, changes, and conversions.

          5.  Other Distributions.  In the event the Corporation provides the
              -------------------
     holders of its Common Stock with consideration that is not otherwise addressed in Section 4 of this Series B Designation (including, without limitation, declaring a distribution payable in securities of other persons, providing evidences of indebtedness issued by the Corporation or other persons, assets, cash (excluding cash dividends declared out of retained earnings)), then, in each such case, the holders of the Series B Preferred Stock shall be entitled to a pro rata share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series B Preferred Stock would be convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

          6.  Recapitalizations.  If at any time there occurs a recapitalization
              -----------------
     of the Common Stock (other than a subdivision, combination, or merger or sale of assets provided for in Section 4 of this Series B Designation), the holders of the Series B Preferred Stock shall be entitled to receive upon conversion of the Series B Preferred Stock the number of shares of capital stock or other securities or property of the Corporation or otherwise, to which a holder of the Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of Section 4 with respect to the rights of the holders of the Series B Preferred Stock after the recapitalization to the end that the provisions of Section 4 (including adjustment of the Series B Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

          7.  No Impairment.  The Corporation shall not, by amendment of the
              -------------
     Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Incorporation relating to the Series B Preferred Stock and in the taking of all such action as may be necessary or appropriate in order to protect the Series B Conversion Right against impairment.

          8.  No Fractional Shares and Certificate as to Adjustments.
              ------------------------------------------------------

               (a) No fractional shares shall be issued upon the conversion of any share or shares of the Series B Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Such rounding shall be determined on the basis of the aggregate number of shares of Series B Preferred Stock each holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable to each such holder upon such conversion.

               (b) Upon the occurrence of each adjustment or readjustment of the Series B Conversion Price pursuant to Section 4 of this Series B Designation, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Series B Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series B Preferred Stock.

          9.  Reservation of Stock Issuable Upon Conversion.  The Corporation
              ---------------------------------------------
     shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purposes of effecting the conversion of the shares of the Series B Preferred Stock or paying any dividends contemplated by the second provision of Section 2(c) of this Series B Designation, such number of its shares of Common Stock that shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock not otherwise reserved for issuance shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation shall take such corporate action that may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Articles of Incorporation.

          10.  Notices.
               -------

               (a) Any notice required by the provisions hereof to be given to the holders of shares of Series B Preferred Stock shall be given in writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given, or on the date of transmittal of services by facsimile transmission to the party to whom notice is to be given, and addressed to each holder of record at his address appearing on the books of the Corporation.

              (b)  In case at any time:

                   (i) the Corporation shall declare any dividend upon any of its Junior Securities payable in cash or stock or make any other distribution to the holders of any of its Junior Securities;

                   (ii) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                   (iii) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with, or a sale of all or substantially all its assets to, another entity; or

                   (iv) there shall be a voluntary or involuntary Liquidation of the Corporation;

     then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, return receipt requested, addressed to each holder of any shares of Series B Preferred Stock at the address of such holder as shown on the books of the Corporation, (A) at least 30 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 30 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Junior Securities (or in the case of subscription rights, Common Stock) shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

          11.  Voting Rights.  Subject to Section 12 of this Series B
               -------------
     Designation, holders of Series B Preferred Stock shall not be entitled to vote, including with respect to the election of directors of the Corporation.

          12.  Protective Provisions.  Subject to the rights of any series of
               ---------------------
     preferred stock that may from time to time come into existence, so long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then-outstanding shares of Series B Preferred Stock, voting separately as a series:

               (a) amend its Certificate of Incorporation so as to affect adversely the shares of Series B Preferred Stock or any holder thereof (including by creating any additional classes or series of Senior and/or Parity Stock);

               (b) change the rights of the holders of the Series B Preferred Stock in any other respect;

               (c) authorize, create, designate or issue of any additional equity securities of the Corporation having any rights that are senior or pari passu to the Series B Preferred Stock with respect to liquidation preference or rights to dividends or distributions; or

               (d) issue authorized but unissued shares of Series B Preferred Stock after the Series B Original Issue Date, other than as required by the terms of this Series B Designation.

          13. Status of Converted Stock. In the event any shares of Series B Preferred Stock shall be converted pursuant to Section 4 of this Series B Designation, the shares so converted shall be canceled and shall not be reissuable by the Corporation. The Certificate of Incorporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

                                  Article III

                    Designation of Series C Preferred Stock
                    ---------------------------------------

  1. Rank.
     ----

     (a) 1,117 shares of the preferred stock of the Corporation shall be designated and known as the "Series C Preferred Stock". Such number of shares may not be increased or decreased without obtaining the consent of a majority in interest of the holders of the then-outstanding shares of Series C Preferred Stock; provided, that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than the number of shares then outstanding plus the number of such shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

     (b) The Series C Preferred Stock shall rank (i) junior to the
     Common Stock and all other classes or series of the capital stock of the Corporation (now or hereafter authorized or issued), with respect to the payment of any dividends and (ii) pari pasu with the Common Stock, and junior to all other classes or series of the capital stock of the Corporation (now or hereafter authorized or issued), with respect to any payment upon liquidation.

  2. Dividends.  The Series C Preferred Stock shall not bear a dividend.
     ---------

  3. Liquidation.  In any Liquidation Event (as defined in Article I),
     -----------
     whether voluntary or involuntary, the holders of Series C Preferred Stock shall have the right to receive, pari passu with the holders of the Common Stock and subject to the rights of the holders of any other senior class or series of capital stock of the Corporation, the assets of the Corporation in proportion to the number of shares of Common Stock held by each such holder (assuming, for such purposes, the holders of Series C Preferred Stock are deemed to hold that number of shares of Common Stock equal to the number of shares of Common Stock into which such shares of Series C Preferred Stock are then convertible).

  4. Conversion Rights.  The holders of the Series C Preferred Stock
     -----------------
     shall have conversion rights as follows (the "Series C Conversion Right"):

     (a) Series C Conversion Ratio. The "Series C Conversion Ratio" shall, initially, be 1000 shares of Common Stock for each share of Series C Preferred Stock and shall be subject to adjustment as set forth below in
     Section 4(e).

     (b)  Optional Conversion.   Each share of Series C Preferred Stock shall be
     convertible, at the option of the holder thereof (subject to regulatory approvals), at any time after the second anniversary of the Series C Original Issue Date (as defined below), at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by applying the Series C Conversion Ratio (as defined above) then in effect.

     (c) Required Conversion. Notwithstanding the above, in the event that there shall occur any Merger Event (as defined in Article I), at the option of the Corporation or the holders of at least a majority of the then-outstanding shares of Series C Preferred Stock, and subject to applicable regulatory approvals, the outstanding shares of the Series C Preferred Stock shall, immediately prior to the consummation thereof, be converted into the same number of shares of Common Stock into which such shares are convertible pursuant to Section 4(b) (a "Series C Required Conversion").

     (d) Mechanics of Conversion. In order to exercise the Series C Conversion Right pursuant to Section 4(b), a holder of Series C Preferred Stock shall provide written notice to the Corporation, setting forth (i) such holder's intent to exercise the Series C Conversion Right, and (ii) the proposed date for such exercise (the "Series C Conversion Date"), which shall be between 10 and 30 days after the date of such notice. If a Merger Event occurs and, pursuant to Section 4(c), a Series C Required Conversion is elected by the Corporation or holders of at least a majority of the then-outstanding shares of Series C Preferred Stock, the Corporation shall notify in writing all holders of Series C Preferred Stock of such Series C Required Conversion and the date of such Merger Event shall be referred to as the "Series C Required Conversion Date". On the Series C Conversion Date or the Series C Required Conversion Date, as the case may be, (i) the holder (and in the case of a Series C Required Conversion, each holder) shall tender such holder's shares of Series C Preferred Stock to the Corporation for cancellation, free and clear of encumbrances of any type or nature, and (ii) the Corporation shall cause to be delivered to such holder, a number of shares of Common Stock as calculated pursuant to
     Section 4(b) above, free and clear of encumbrances of any type or nature. Each holder and the Corporation shall take all other necessary or appropriate actions in connection with or to effect such closing.

     (e)  Certain Adjustments.
          -------------------

     (i) Adjustments for Stock Splits, Stock Subdivisions and Combinations. If at any time or from time to time after the date that the first share of Series C Preferred Stock is issued (the "Series C Original Issue Date"), the Corporation subdivides or combines the Common Stock, (A) in the case of a subdivision (including a stock split), the Series C Conversion Ratio in effect immediately prior to such event shall be proportionately increased and the number of shares of Common Stock purchasable thereunder shall be proportionately increased, and (B) in the case of a combination (including a reverse stock split), the Series C Conversion Ratio in effect immediately prior to such event shall be proportionately decreased and the number of shares of Common Stock purchasable thereunder shall be proportionately decreased. Any adjustment under this Section 4(e)(i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

     (ii) Adjustments for Reclassification, Reorganization and Consolidation. In case of (A) any reclassification, reorganization, change, exchange or conversion of securities of the class issuable upon conversion of the Series C Preferred Stock (other than a change in par value, or from par value to no par value) into other shares or securities of the Corporation, or (B) any merger or consolidation of the Corporation with or into another entity (other than a merger or consolidation with another entity in which the Corporation is the acquiring and the surviving entity and that does not result in any reclassification or change of outstanding securities issuable upon conversion of the Series C Preferred Stock), or (C) any sale of all or substantially all the assets of the Corporation, each holder of shares of Series C Preferred Stock shall have the right to receive, in lieu of the shares of Common Stock otherwise issuable upon the conversion of its shares of Series C Preferred Stock and accumulated and unpaid dividends then-outstanding thereunder, the kind and amount of shares of stock and other securities, money and property receivable upon such reclassification, reorganization, change, merger, consolidation or conversion by a holder of the maximum number of shares of Common Stock into which such shares of Series C Preferred Stock could have been converted immediately prior to such reclassification, reorganization, change, merger, consolidation or conversion, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. The provisions of this clause (ii) shall similarly attach to successive reclassifications, reorganizations, changes, and conversions.

  5. Voting.  Except as required by law, the holders of Series C Preferred
     ------
     Stock shall not be entitled to vote on matters submitted to the holders of the Common Stock or any other class of capital stock of the Corporation."

                            (signature page follows)

          IN WITNESS WHEREOF, said SafeScience, Inc. has caused this Certificate of Designations, Preferences and Rights of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock to be signed by Bradley J. Carver, its President, and John W. Burns, its Secretary, this 19th of July, 2001.
                                                      ---

                              SAFESCIENCE, INC.

                              By: /s/ Bradley J. Carver
                                  ----------------------------------------
                                  Name:  Bradley J. Carver
                                  Title:  President


                              By: /s/ John W. Burns
                                  ----------------------------------------
                                  Name:  John W. Burns
                                  Title:  Secretary



State of Massachusetts

County of Suffolk


  I, Kathrine J. LeBlanc, a notary public, do hereby certify and attest that the attached document is a true and exact copy of the Certificate of Designations, Preferences, and Rights of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock of the Company and that on this 9th day of July, 2001, personally appeared before me, Bradley J. Carver and John
W. Burns, who being by me first duly sworn, declared that they are the President and Secretary of the Company, respectively, that they signed the foregoing document as President and Secretary, of the Company, and that the statements therein contained are true.

                                    /s/ Kathrine J. LeBlanc
                                    ---------------------------------
                                    Notary Public

                                                     (Notarial Seal)


My commission expires February 4, 2005
                      ----------------